Exhibit 10.9

FOUNDER HOLDERS DEFERRAL AGREEMENT

April 23, 2021

Sports Entertainment Acquisition Corp.
Golden Bear Plaza 11760 US Highway 1, Suite W506
North Palm Beach, FL 33408
Attention:  Eric Grubman; John Collins
Email:  ericgrubman@comcast.net and jcollins@seahllc.com

Super Group (SGHC) Limited
Kingsway House, Havilland Street
St. Peter Port, Guernsey
GYI 2QE
Attention: Sarah Imossi
Email: sarah@sghc.com

Re:          Deferral of Founder Holders’ Securities

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement, dated as of April 23, 2021, by and among Sports Entertainment Acquisition Corporation, a Delaware corporation (“SEAC”), Super Group (SGHC) Limited,  a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“NewCo”), SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“SGHC”), Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”) and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”) (as may be further amended, restated, amended and restated, modified, or supplemented from to time, the “Combination Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Combination Agreement.

Reference is also made to that certain Warrant Purchase Agreement, dated as of October 1, 2020, by and among the Company and the Sponsor (the “Sponsor Warrant Purchase Agreement”); that certain Warrant Purchase Agreement, dated as of October 1, 2020, by and among the Company and PJT Partners Holdings LP, a Delaware limited partnership (“PJT” and such agreement, the “PJT Warrant Purchase Agreement” and together with the Sponsor Warrant Purchase Agreement, the “Warrant Purchase Agreements”); and the Warrant Agreement, dated as of October 6, 2020, by and between SEAC and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). The warrants issued to the Sponsor and PJT pursuant to the Warrant Purchase Agreements and the Warrant Agreement, and as assumed by NewCo pursuant to the terms of the Combination Agreement, are referred to herein as the “Founder Warrants”.  Any common stock of SEAC and/or NewCo received upon an exercise of the Founder Warrants permitted by this Agreement is referred to herein as the “Founder Common Stock” and together with the Founder Warrants, the “Founder Securities”. Sponsor, PJT and any Persons to whom Sponsor or PJT distribute their Founder Warrants in accordance with the terms of this Deferral Agreement are referred to herein as the “Founder Holders”.

In order to induce NewCo and SEAC to consummate the transactions contemplated by the Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, PJT, SEAC, NewCo and any other parties that may become Founder Holders pursuant to the terms of this Deferral Agreement and, solely for purposes of Sections 2, 3(b) and 4 through 8, Eric Grubman (in his individual capacity and on behalf of EKC2012 Trust), EPG2012 Trust (together with Eric Grubman, “EG”) and John Collins (“JC”), hereby agree to enter into this Founder Holders Deferral Agreement (this “Deferral Agreement”), and hereby agree as follows:

1.        Founder Securities Redemption. Notwithstanding anything to the contrary in the Warrant Purchase Agreements or Warrant Agreement, the Founder Holders hereby agree that the following terms shall apply with respect to the Founder Warrants:

(a)          After the Closing, following the date on which the sale price of one NewCo Common Share quoted on the Stock Exchange (or such other exchange on which the NewCo Common Shares are then listed) at the closing of a Trading Day is greater than or equal to $18.00 for any twenty (20) Trading Days out of any consecutive thirty (30) Trading Day period (the “First Tranche Redemption Trigger Date”), NewCo shall have the right, at its sole and absolute discretion, during the thirty (30) day period following the First Tranche Redemption Trigger Date (the “First Tranche Trigger Period”) to redeem up to 5,500,000 of the Founder Warrants (the “First Tranche Warrants”) at a price per Founder Warrant equal to $6.50 (the “First Tranche Redemption Right”), with any such redemption to be made pro rata to the Founder Holders based on their relative ownership of the Founder Warrants. If NewCo elects to exercise the First Tranche Redemption Right during the First Tranche Trigger Period, it shall provide a notice to the Founder Holders as soon as reasonably practicable but, in any event, prior to the expiration of the First Tranche Trigger Period stating that it is exercising the First Tranche Redemption Right and providing for the number First Tranche Warrants that NewCo shall redeem from each of the Founder Holders (the “First Tranche Redeemed Warrants”), the number of First Tranche Warrants that NewCo will not be redeeming, if applicable (the “First Tranche Unredeemed Warrants”), and the expected payment date (such notice, the “First Tranche Trigger Notice”); provided, however, that any such redemption payment for the First Tranche Redeemed Warrants (the “First Tranche Payment”) must take place within twelve (12) months of the delivery of the First Tranche Trigger Notice (the “First Tranche Payment Period”). For the avoidance of doubt, the delivery by NewCo of the First Tranche Trigger Notice shall be irrevocable, and shall constitute a legal, valid and binding obligation on NewCo to make the First Tranche Payment within the First Tranche Payment Period.

(b)          After the Closing, following the date on which the sale price of one NewCo Common Share quoted on the Stock Exchange (or such other exchange on which the NewCo Common Shares are then listed) at the closing of a Trading Day is greater than or equal to $24.00 for any twenty (20) Trading Days out of any consecutive thirty (30) Trading Day period (the “Second Tranche Redemption Trigger Date”), NewCo shall have the right, at its sole and absolute discretion, during the thirty (30) day period following the Second Tranche Redemption Trigger Date (the “Second Tranche Trigger Period”) to redeem up to 5,500,000 of the Founder Warrants (the “Second Tranche Warrants”) at a price per Founder Warrant equal to $12.50 (the “Second Tranche Redemption Right”), with any such redemption to be made pro rata to the Founder Holders based on their relative ownership of Founder Warrants. If NewCo elects to exercise the Second Tranche Redemption Right during the Second Tranche Trigger Period, it shall provide a notice to the Founder Holders as soon as reasonably practicable but, in any event, prior to the expiration of the Second Tranche Trigger Period stating that it is exercising the Second Tranche Redemption Right and providing for the number Second Tranche Warrants that NewCo shall redeem from each of the Founder Holders (the “Second Tranche Redeemed Warrants”), the number of Second Tranche Warrant that NewCo will not be redeeming, if applicable (the “Second Tranche Unredeemed Warrants”), and the expected payment date (such notice, the “Second Tranche Trigger Notice”); provided, however, that any such redemption payment for the Second Tranche Redeemed Warrants (the “Second Tranche Payment”) must take place within eighteen (18) months of the date of the delivery of the Second Tranche Trigger Notice (the “Second Tranche Payment Period”). For the avoidance of doubt, the delivery by NewCo of the Second Tranche Trigger Notice shall be irrevocable, and shall constitute a legal, valid and binding obligation on NewCo to make the Second Tranche Payment within the Second Tranche Payment Period.

(c)          Except with respect to the Restricted Securities (as defined in Section 2), which shall be governed by Section 2, the Founder Holders agree and acknowledge that they shall not (i) exercise the Founder Warrants (except in the event of redemption notice given under Section 6 of the Warrant Agreement), (ii) amend any of the terms of the Founder Warrants or (iii) directly or indirectly, transfer or otherwise dispose of the Founder Securities (excluding, for the avoidance of doubt, any transfer of the Founder Securities after the expiration of the lock-up period specifically set forth in the Lock-Up Agreement executed by each Founder Holder, NewCo, SGHC and SEAC pursuant and in connection with the Closing, provided that such Founder Holders comply with Section 4 below), in each case, other than with the written consent of NewCo.

(d)          In the event that the Founder Warrants are exercised following receipt of a redemption notice by NewCo under Section 6 of the Warrant Agreement, the provisions of Sections 1(a), 1(b) and 1(c) above shall apply mutatis mutandis with respect to the Founder Common Stock delivered upon the exercise of the First Tranche Warrants or the Second Tranche Warrants, as the case may be, provided that the redemption price applicable to the First Tranche Redemption Right shall be $18.00 per share of such Founder Common Stock and the redemption price applicable to the Second Tranche Redemption Right shall be $24.00 per share of such Founder Common Stock. For the avoidance of doubt and notwithstanding anything to the contrary in this Deferral Agreement, this Section 1(d) shall not apply to any exercise of the Founder Warrants other than specifically pursuant to a redemption under Section 6 of the Warrant Agreement.

(e)          Subject to the additional terms of Section 2 herein applicable to the Restricted Securities, the restrictions of Sections 1(c) and 1(d) shall terminate with respect to all Founder Securities (A) with respect to the First Tranche Warrants and, following a permitted exercise, the underlying Founder Common Stock, upon the earlier of (x) the expiration of the First Tranche Trigger Period if NewCo does not deliver the First Tranche Trigger Notice during the First Tranche Trigger Period or (y) solely with respect to any First Tranche Redeemed Warrants and, following a permitted exercise, the underlying Founder Common Stock, the expiration of the First Tranche Payment Period if NewCo delivers the First Tranche Trigger Notice during the First Tranche Trigger Period and does not make the First Tranche Payment during the First Tranche Payment Period; (B) with respect to the First Tranche Unredeemed Warrants and, following a permitted exercise, the underlying Founder Common Stock, upon the earlier of the date on which NewCo provides the First Tranche Trigger Notice or the expiration of the First Tranche Trigger Period; (C) with respect to the Second Tranche Warrants and, following a permitted exercise, the underlying Founder Common Stock, upon the earlier of (x) the expiration of the Second Tranche Trigger Period if NewCo does not deliver the Second Tranche Trigger Notice during the Second Tranche Trigger Period or (y) solely with respect to any Second Tranche Redeemed Warrants and, following a permitted exercise, the underlying Founder Common Stock, the expiration of the Second Tranche Payment Period if NewCo delivers the Second Tranche Trigger Notice during the Second Tranche Trigger Period and does not make the Second Tranche Payment during the Second Tranche Payment Period; (D) with respect to the Second Tranche Unredeemed Warrants and, following a permitted exercise, the underlying Founder Common Stock, upon the earlier of the date on which NewCo provides the Second Tranche Trigger Notice or the expiration of the Second Tranche Trigger Period; or (E) on the four (4) year anniversary of the Closing Date to the extent such restrictions have not terminated in accordance to Section 1(e)(A),(B),(C) or (D) before such date. Any Founder Securities that are redeemed in accordance with this Section 1 shall automatically be cancelled and be of no further force and effect immediately upon NewCo making the First Tranche Payment or Second Tranche Payment in full, as applicable, by wire transfer of immediately available funds to the applicable Founder Holder.

(f)          Subject to the additional terms of Section 2 herein applicable to the Restricted Securities, the Sponsor may distribute its Founder Securities to its equityholders (collectively, the “Founder Equity Holders”) at any time without the consent of NewCo; provided, however, that prior to such distribution, the Founder Holders deliver to NewCo an executed agreement by each of the Founder Equity Holders, in a form reasonably satisfactory to NewCo, pursuant to which the Founder Equity Holders agree to be subject to the obligations of this Deferral Agreement as if, and to the same extent, they were the Sponsor and a Founder Holder.  The Sponsor shall be permitted to deliver written notice to NewCo, following receipt of a First Tranche Trigger Notice or a Second Tranche Trigger Notice, that it intends to distribute the applicable First Tranche Redeemed Warrants and, following a permitted exercise, the underlying Founder Common Stock, or Second Tranche Redeemed Warrants and, following a permitted exercise, the underlying Founder Common Stock to the Founder Equity Holders (a “Distribution Notice”).  Following receipt by NewCo of a Distribution Notice, NewCo shall hold the applicable First Tranche Payment or Second Tranche Payment in trust for the benefit of the Founder Equity Holders until the Sponsor confirms in writing that such distribution has been completed, after which any First Tranche Payment or Second Tranche Payment shall be paid directly to the Founder Equity Holders based on the relative pro rata ownership of the Founder Warrants and, following a permitted exercise, the underlying Founder Common Stock; provided, however, that such distribution must be completed within thirty (30) days of the Distribution Notice.

2.        Deferred Payment and Special Forfeiture Conditions.  With respect to Founder Warrants (the “Restricted Warrants”) and, following a permitted exercise, the underlying Founder Common Stock (together with the Restricted Warrants, the “Restricted Securities”) directly held by EG or JC (together, the “Restricted Holders”) following a distribution from Sponsor or otherwise, or Founder Warrants and, following a permitted exercise, the underlying Founder Common Stock held by the Sponsor as to which the Restricted Holders have an indirect interest, the following additional terms shall apply:

(a)          Notwithstanding the provisions of Section 1(c), until the later of (i) the three (3) year anniversary of the Closing Date or (ii) the expiration of the First Tranche Trigger Period or Second Tranche Trigger Period, as applicable, if the First Tranche Redemption Trigger Date or Second Tranche Redemption Trigger Date has occurred prior to the three (3) year anniversary of the Closing Date (the later of such dates, the “Service Period”), neither the Restricted Holders nor Sponsor may (i) exercise the Restricted Warrants (except in the event of redemption notice given under Section 6 of the Warrant Agreement), (ii) amend any of the terms of the Restricted Warrants or (iii) directly or indirectly, transfer or otherwise dispose of the Restricted Securities, in each case, other than with the written consent of NewCo; provided, however, that, subject to compliance with Section 4 below, the foregoing shall not restrict any transfer of any Restricted Securities by any Restricted Holder to (A) any trustee of a trust or any trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Restricted Holder or one or more family members of such Restricted Holder or (B) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual or pursuant to a qualified domestic relations order or in connection with a divorce settlement.

(b)          In the event that NewCo elects to exercise either its First Tranche Redemption Right pursuant to a First Tranche Trigger Notice or Second Tranche Redemption Right pursuant to a Second Tranche Trigger Notice, any portion of the First Tranche Payment or Second Tranche Payment that would be directly or indirectly payable to the Restricted Holders (or, if applicable, the Sponsor for the indirect benefit to the Restricted Holders) for the Restricted Securities shall instead be retained by NewCo as deferred payments in accordance with this Section 2(b) (the “Deferred Payments”), payable to the Restricted Holders pro rata based on their relative direct or indirect ownership of or interest in the Restricted Securities pursuant to the following sentence.  Subject to the Restricted Holders continued service as members of the NewCo Board throughout the applicable payment dates set forth below, if the First Tranche Payment or Second Tranche Payment becomes due and payable during the Service Period, the Deferred Payments shall be due and payable to the Sponsor or EG or JC, as applicable, as follows:

(i)          One fourth (1/4) of the total Deferred Payment amount applicable to either tranche (each such total amount, the “Deferred Payment Amount”) shall be due and payable on the later of (A) the date on which the First Tranche Payment or the Second Tranche Payment, as applicable, is made to the Founder Holders pursuant to Sections 1(a) or 1(b) or (B) the one (1) year anniversary of the Closing (the “First Deferred Payment”);

(ii)           One fourth (1/4) of the Deferred Payment Amount shall be due and payable on the date that is twelve (12) months from the date of the First Deferred Payment; and

(iii)          One half (1/2) of the Deferred Payment Amount shall be due and payable on the date that is twenty-four (24) months from the date of the First Deferred Payment;

provided, that any and all Deferred Payments due and payable to the Restricted Holders that are not paid pursuant to Section 2(b)(i) through Section 2(b)(iii) prior to the completion of the Service Period shall be paid to the Restricted Holders in full on the date of the completion of the Service Period. If either EG or JC are appointed to the Board of Directors of NewCo but voluntarily decline to serve on such Board of Directors at any time prior to the Closing, any unpaid Deferred Payments payable to each Restricted Holder, and/or the Restricted Securities directly or indirectly owned by or relating to the applicable Restricted Holder shall be automatically cancelled and forfeited as of the day immediately after the Closing.  In addition, any unpaid Deferred Payments payable to each Restricted Holder, and/or the Restricted Securities directly or indirectly owned by or relating to the applicable Restricted Holder, shall be automatically cancelled and forfeited if, prior to any applicable payment date set forth in this Section 2(b)(i) through Section 2(b)(iii), either EG or JC, as applicable, resigns from the NewCo Board or if such Restricted Holder is terminated from the NewCo Board for Cause within the Service Period, but solely with respect to the unpaid Deferred Payments payable to, and Restricted Securities directly or indirectly owned by or relating to, such applicable Restricted Holder that resigns or is terminated for Cause (and not the other Restricted Holder). Any Deferred Payments previously paid to the Restricted Holders pursuant to Section 2(b)(i) through Section 2(b)(iii) shall not be subject to any claw-back or similar rights in favor of NewCo if any Restricted Holder subsequently resigns from the NewCo Board or if such Restricted Holder is terminated from the NewCo Board for Cause pursuant to the prior sentence at any time following such payment being made by NewCo.  Furthermore, following the completion of the Service Period, the restrictions in Section 2(a) with respect to the Restricted Securities shall terminate.

(c)          The parties agree and acknowledge that the terms governing the Deferred Payments may be further modified by NewCo and the Restricted Holders, to the extent mutually agreed in writing, in accordance with any service agreement entered into as part of the Restricted Holders becoming members of the NewCo Board.

(d)         For purposes of this Deferral Agreement, “Cause” shall mean, with respect to each Restricted Holder, in each case as determined by a majority of the members of the Board of NewCo acting in good faith, such individual’s: (i) violation of such individual’s fiduciary duty to NewCo or its shareholders; (ii) violation of the written policies, standards and regulations provided in advance to such Restricted Holder and established by NewCo from time to time, which failure, causes material damage to NewCo’s business or reputation; (iii) act of personal dishonesty, fraud, embezzlement, misrepresentation, or other unlawful act committed by such Restricted Holder that, in each case, can be reasonably demonstrated by NewCo and to benefit such individual at the expense of NewCo in some material respect; (iv) violation of a federal or state law or regulation applicable to the Company’s business, which could reasonably be expected to cause material damage to NewCo’s business or reputation; (v) conviction of, or a plea of nolo contendere or guilty to, a felony under the laws of the United States, Guernsey or any other state; or (vi) material and willful breach of the terms of this Deferral Agreement.

3.         Representations.

(a)          Each Founder Holder (as to itself and not any other Founder Holder), severally and not jointly, hereby represents and warrants to SEAC and NewCo, as of the date hereof and as of the Closing, (i) that such Founder Holder has full power, authority and capacity to enter into this Deferral Agreement, (ii) that entering into this Deferral Agreement will not contravene or conflict with the terms of such Founder Holder’s Governing Documents or any agreement to which such Founder Holder is subject, and (iii) that such Founder Holder owns, and holds of record, all of such Founder Warrants as set forth on Schedule A hereto, free and clear of all Liens, other than Securities Liens and such Liens and other obligations imposed by applicable securities Laws, the Combination Agreement, the SEAC A&R Certificate of Incorporation and the SEAC Bylaws.

(b)          Each Restricted Holder (as to himself and not any other Restricted Holder), severally and not jointly, hereby represents and warrants to SEAC and NewCo, as of the date hereof and as of the Closing, (i) that such Restricted Holder has full power, authority and capacity to enter into this Deferral Agreement, (ii) that entering into this Deferral Agreement does not contravene or conflict with the terms of any agreement to which such Restricted Holder is subject, (iii) except for the Restricted Warrants set forth on Schedule A hereto, the Restricted Holder does not hold, directly or indirectly, any other Founder Warrants, and (iv) the Restricted Holder does not hold, directly or indirectly, any SEAC Public Warrants.

4.        Assignment; Transfer. No party hereto may assign either this Deferral Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto; provided, that, except with respect to the restrictions on transfer specifically contemplated by (i) the Lock-Up Agreements and, (ii) solely with respect to the Restricted Securities, as set forth in Section 2(a) of this Agreement, any Founder Holder shall be permitted to transfer or otherwise dispose its Founder Warrants and, following a permitted exercise, the underlying Founder Common Stock so long as any transferee acknowledges and assumes the terms of this Deferral Agreement as if such transferee were an original party hereto in connection with any transfer of such Founder Securities. Any purported assignment in violation of this Section 4 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Deferral Agreement shall be binding on NewCo, SEAC and the Founder Holders and their respective successors and assigns.

5.         Sponsor Organizational Documents.  Sponsor hereby agrees that, prior to the earlier of (i) the termination of this Deferral Agreement, (ii) the termination of the restrictions set forth herein regarding the Founder Securities or the Restricted Securities, as applicable, and (ii) the redemption of either the Founder Securities or the Restricted Securities, as applicable, pursuant to this Deferral Agreement, it shall not undertake any actions to amend, restate, modify or otherwise revise its current organizational or governance documents to reduce the amount of Founder Securities directly or indirectly owned by EG or JC in a manner that is not otherwise permitted by this Deferral Agreement.

6.         Notices and Designated Accounts. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Deferral Agreement shall be given to SEAC and NewCo in accordance with Section 8.3 of the Combination Agreement, and to the Founder Holders or Restricted Holders in accordance with the notice information set forth on such Founder Holder’s or Restricted Holder’s, as applicable, signature page hereto; in each case, unless a party hereto otherwise specifies a different address in a writing delivered to the other parties hereto. To the extent NewCo has any payment obligations to the other parties to this Deferral Agreement, the Sponsor or  PJT, as applicable, shall provide written notice to NewCo at least five (5) Business Days before such payment is due, designating the accounts to which such payment is to be made and providing the necessary account and wire information for such payment.

7.         Amendments. No amendment of any provision of this Deferral Agreement shall be valid unless the same shall be in writing and signed by NewCo and the Founder Holders (or any of their respective transferees) holding a majority of the Founder Securities; provided, however, that the written consent of EG (or his transferees) shall be required for any amendment that adversely affects the rights of EG (or his transferees) in a manner that is different than the effect on the rights of the other parties hereto and the written consent of JC shall be required for any amendment that adversely affects the rights of JC (or his transferees) in a manner that is different than the effect on the rights of the other parties hereto. No waiver of any provision or condition of this Deferral Agreement shall be valid unless the same shall be in writing and signed by the party hereto against which such waiver is to be enforced. No waiver by any party hereto of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

8.      Integration. This Deferral Agreement, together with the Combination Agreement and the Lock-Up Agreements applicable to each Founder Holder represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including any terms to the contrary included in either the Warrant Purchase Agreements or the Warrant Agreement (and as assumed by NewCo pursuant to the terms of the Combination Agreement).

9.        Miscellaneous. Section 8.2(b) (Survival of Representations and Warranties), Section 8.7 (Entire Agreement), Section 8.8 (Counterparts; Electronic Delivery), and Section 8.9 (Governing Law; Waiver of Jury Trial; Jurisdiction) of the Combination Agreement are hereby incorporated into this Deferral Agreement, mutatis mutandis, as though set out in their entirety in this Section 9.

[Signature Pages Follow]

 IN WITNESS WHEREOF, the undersigned has caused this Deferral Agreement to be duly executed as of the date first above written.

SEAC:

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chairman of the Board and Chief Financial Officer

NEWCO:

SUPER GROUP (SGHC) LIMITED

By:	/s/ Robert Dutnall
Name:	Robert Dutnall
Title:	Director

[Signature Page to Founder Holders Deferral Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Deferral Agreement to be duly executed as of the date first above written.

FOUNDER HOLDERS:

SPORTS ENTERTAINMENT ACQUISITION HOLDINGS LLC

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Manager

PJT PARTNERS HOLDINGS LP

By:	/s/ K. Don Cornwell
Name:	K. Don Cornwell
Title:	Partner

RESTRICTED HOLDERS:

Eric Grubman, solely for purposes of Sections 2, 3(b) and 4 through 8

By:	/s/ Eric Grubman

Address:	185 Black River Rd.
Long Valley, NJ
07853

EKC2012 TRUST, solely for purposes of Sections 2, 3(b) and 4 through 8

By: Eric Grubman, its trustee

By:	/s/ Eric Grubman

Address:	185 Black River Rd.
Long Valley, NJ
07853

[Signature Page to Founder Holders Deferral Agreement]

EPG2012 TRUST, solely for purposes of Sections 2, 3(b) and 4 through 8

By: Elizabeth K. Compton, its trustee

By:	/s/ Elizabeth K. Compton

Address:	185 Black River Rd.
Long Valley, NJ
07853

John Collins, solely for purposes of Sections 2, 3(b) and 4 through 8

By:	/s/ John Collins

Address:	13839 Baycliff Drive
North Palm Beach, FL 33408

[Signature Page to Founder Holders Deferral Agreement]